EXHIBIT 8.1

The following diagram sets forth our significant consolidated subsidiaries:

Subsidiaries and Consolidated Entities	Percentage Ownership	Country of Incorporation	Activity
Petrobras Química S.A. - PETROQUISA	99.00%	Brazil	Petrochemical
Petrobras Distribuidora S.A. - BR	99.20	Brazil	Distribution
BRASPETRO Oil Services Company -BRASOIL	99.99	Cayman Islands	International operations
BRASPETRO Oil Company - BOC	99.99	Cayman Islands	International operations
PIB -Petrobras Internacional -BRASPETRO B.V. (1)	99.99	The Netherlands	International operations
Petrobras Energia Ltda.	100.00	Brazil	Energy
Petrobras Negócios Eletrônicos S.A.	99.95	Brazil	Corporate
Petrobras Gás S.A. - GASPETRO	99.90	Brazil	Gas transportation
Petrobras International Finance Company -PIFCO	99.99	Cayman Islands	International Commercialization and Finance
Petrobras Transporte S.A. - TRANSPETRO	100.00	Brazil	Transportation
Downstream Participações S.A.	99.99	Brazil	Refining and distribution
Petrobras Netherlands BV	100.00	The Netherlands	Explorations and Production
UTE Nova Piratininga Ltda.	100.00	Brazil	Energy
TERMOR Participações S.A.	100.00	Brazil	Energy
TERMORIO S.A. (3)	50.00	Brazil	Energy
TERMOBAHIA Ltda. (3)	29.00	Brazil	Energy
Ibiritermo S.A. (3)	50.00	Brazil	Energy
EVM Leasing Co. (2)	0	Cayman Islands	Explorations and Production
Companhia Petrolifera Marlim (2)	0	Brazil	Explorations and Production
Nova Marlim Petroleo S.A. (2)	0	Brazil	Explorations and Production
Nova Transportadora do Sudeste S.A. (2)	0	Brazil	Transportation
Nova Transportadora do Nordeste S.A. (2)	0	Brazil	Transportation
Barracuda e Caratinga Holding Company B.V. (2)	0	Cayman Islands	Explorations and Production
Cayman Cabiunas Investments Co. Ltda. (2)	0	Cayman Islands	Explorations and Production
Langstrand Holdings S.A. (2)	0	Brazil	Explorations and Production
Albacora Japan Petroleum Limited Company (2)	0	Brazil	Explorations and Production
Companhia de Recuperação Secundaria (2)	0	Brazil	Explorations and Production
PDET ONSHORE S.A. (2)	0	Brazil	Explorations and Production
MPX Termoceará Ltda. (4)	0	Brazil	Energy
SFE - Sociedade Fluminense de Energia Ltda. (4)	0	Brazil	Energy
Consórcio Macaé Merchant (4)	0%	Brazil	Energy

(1)	Parent company of Petrobras Energia S.A.—PEPSA (former Perez Companc S.A.—PECOM) and Petrolera Entre Lomas S.A.—PELSA (former Petrolera Perez Companc S.A.).
(2)	Consolidated according to FIN 46, commencing December 31, 2003. Formerly were special purpose entities formed in connection with project finance transactions.
(3)	Consolidated according to FIN 46, commencing December 31, 2003. Formerly were accounted for as capital leases pursuant to SFAS 13. See Notes 15 and 16 to our audited financial statements.
(4)	Consolidated according to FIN 46, commencing December 31, 2003. Formerly were not consolidated to our financial statements. See Note 16 to our audited financial statements.